Exhibit 23.5



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
First Citizens Financial Corporation
Gaithersburg, Maryland:

We consent to incorporation by reference herein of our report dated February 3, 1995, related to the consolidated statements of income, stockholders' equity and cash flows of First Citizens Financial Corporation and subsidiary for the year ended December 31, 1994, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of First Citizens Financial Corporation. We also consent to the reference to our firm under the heading "Experts" in the joint proxy prospectus.



                                     /s/ KPMG Peat Marwick LLP



Baltimore, Maryland
July 14, 1997